Exhibit 99.1


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the filing of eClickMD, Inc. and Subsidiaries (the "Company") Quarterly Report on Form 10-QSB for the period ending March 31, 2003 with the Securities and Exchange Commission on the date hereof (the "Report"), I, Neil Burley, Chief Financial Officer of the Company, certify, pursuant to the 18 U.S.C. (SS) 1350, as adopted pursuant to (SS) 906 of the Sarbanes-Oxley Act of 2002, that:

              (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Act of 1934 except as noted in item 3 below; and

              (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

              (3) Due to the Company filing a voluntary petition for reorganization on May 13, 2003, the Company was delayed in completing its audit for Year-End 2002. The Company's subsequent interim financial information, for the three-month period ended March 31, 2003, was also delayed. The information is presently being delivered to its independent auditor to perform the required review of these interim financial statements in accordance with professional standards as required by Rule 10-01(d) of Regulation S-X. In addition, the Company's limited staff was required to prepare documentation related to the reorganization which further delayed the preparation of the Company's interim financial statements and has also had the result of delaying the independent auditor's review thereof. Accordingly, the accompanying un-audited consolidated financial statements and notes thereto were not subject to such independent auditor review procedures. The Company will issue an amended Form 10-QSB for the three-month period ended March 31, 2003, once the required review procedures have been completed.




/s/ Neil Burley
-----------------------

Chief Financial Officer
June 23, 2003

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